UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 30, 2022

ZEBRA TECHNOLOGIES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-19406	36-2675536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Overlook Point, Lincolnshire, Illinois		60069
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: 847-634-6700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Class A Common Stock, par value $.01 per share	ZBRA	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

    On June 30, 2022, Zebra Technologies Corporation (the “Company”) and Griffin (Lincolnshire) Essential Asset REIT II, LLC (the “Landlord” and, together with the Company, the “Parties”) as successor-in-interest to The Northwestern Mutual Life Insurance Company (the “Original Landlord”) entered into a Second Amendment to Lease Agreement (the “Second Lease Amendment”), whereby the Parties modified that certain Lease Agreement dated November 15, 2013 entered into between the Company and the Original Landlord, as amended on June 9, 2014 (the “Original Lease”), whereby the Company leases its corporate headquarters at 3 Overlook Point, Lincolnshire Corporate Center, Lincolnshire, Illinois. The Second Lease Amendment provides for, among other things, (a) an extension of the lease term until July 31, 2032 (the Original Lease was set to expire on November 30, 2026), (b) a modification to the optional extension provisions of the Lease, such that the Company will have the option to extend the term of the Lease for one additional five-year period, beginning on August 1, 2032, and (c) adjustments to the base rental amounts payable by the Company to the Landlord during the term of the Second Lease Amendment, commencing as of June 1, 2022.

This current report on Form 8-K summarizes the material provisions of the Second Lease Amendment and is qualified in its entirety by reference to the full text of such agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended July 2, 2022.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEBRA TECHNOLOGIES CORPORATION

Date:	July 6, 2022	By:	/s/ Cristen Kogl
Cristen Kogl
Chief Legal Officer, General Counsel & Corporate Secretary